Exhibit 99.1

Contango Reports Earnings and Announces Reelection of Board and Award of Gulf of Mexico Lease Blocks

    HOUSTON--(BUSINESS WIRE)--Nov. 10, 2003--Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended Sept. 30, 2003 of $2.9 million, or $0.31 per basic share and $0.25 per diluted share, compared to net income attributable to common stock for the three months ended Sept. 30, 2002 of $216,900, or $0.02 per basic and diluted share. Natural gas and oil sales for the three months ended Sept. 30, 2003 were $8.3 million. Natural gas and oil sales for the three months ended Sept. 30, 2002 were $7.1 million. EBITDAX was $8.0 million for the three months ended Sept. 30, 2003, up from EBITDAX for the three months ended Sept. 30, 2002 of $5.6 million.
    Contango also announced that at its Annual Meeting of Stockholders held on Nov. 7, 2003 Kenneth R. Peak, Jay D. Brehmer, Joseph S. Compofelice and Darrell W. Williams were unanimously reelected directors of the Company for a one-year term.
    Contango further announced that the Minerals Management Service ("MMS") has awarded the Company's 67% owned affiliate, Contango Offshore Exploration LLC ("COE"), the following four lease blocks offered in the Western Gulf of Mexico Lease Sale #187 held Aug. 20, 2003 in New Orleans:



                Block                COE's WI     Total Bid
                -----                --------     ---------
           High Island A16             100%        $279,500
           East Breaks 283             100%         295,900
           East Breaks 369             100%         231,700
           East Breaks 370             100%         507,100
                                                 -----------
                                                 $1,314,200
                                                 ===========



    Kenneth R. Peak, Contango's chairman and chief executive officer, said, "We have five onshore exploration programs ongoing in south Texas and expect two of our deep shelf prospects in the Gulf of Mexico to spud prior to calendar year-end. In addition, our LNG investment continues to progress favorably. The East Breaks lease blocks, which were just awarded, represent our entry into the deep water Gulf of Mexico exploration region. Our current production is averaging approximately 16,000 MMBtued, or about $1.5 million per month of EBITDAX at today's prices. Our bank line stands at $14.6 million, with unused availability of $7.5 million."
    Contango is a Houston-based, independent natural gas and oil company. The Company explores, develops, produces and acquires natural gas and oil properties primarily onshore in the Gulf Coast and offshore in the Gulf of Mexico. Contango also owns a 10% partnership interest in a proposed LNG terminal in Freeport, Texas. Additional information can be found on our Web page at www.mcfx.biz.
    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.




              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                                                  Three Months Ended
                                                    September 30,
                                               -----------------------
                                                  2003        2002
                                               ----------- -----------
 REVENUES:
   Natural gas and oil sales                   $8,252,504  $7,017,493
   Gain from hedging activities                    82,242       6,644
                                               ----------- -----------
     Total revenues                             8,334,746   7,024,137
                                               ----------- -----------

 EXPENSES:
   Operating expenses                           1,652,229   1,059,771
   Exploration expenses                         1,356,113   2,539,932
   Depreciation, depletion and amortization     1,793,836   2,388,759
   General and administrative expenses            377,107     413,342
                                               ----------- -----------
     Total expenses                             5,179,285   6,401,804
                                               ----------- -----------

 INCOME FROM OPERATIONS                         3,155,461     622,333

 Interest expense                                (164,410)   (184,320)
 Interest income                                   14,416      11,262
 Gain on sale of marketable securities            645,299           -
 Gain on sale of assets and other               1,054,605      36,150
                                               ----------- -----------
 INCOME BEFORE INCOME TAXES                     4,705,371     485,425

 Provision for income taxes                    (1,646,880)   (118,557)
                                               ----------- -----------

 NET INCOME                                     3,058,491     366,868
 Preferred stock dividends                        150,000     150,000
                                               ----------- -----------

 NET INCOME ATTRIBUTABLE TO COMMON STOCK       $2,908,491    $216,868
                                               =========== ===========

 NET INCOME PER SHARE:
   Basic                                            $0.31       $0.02
                                               =========== ===========
   Diluted                                          $0.25       $0.02
                                               =========== ===========

 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                        9,298,650   9,043,282
                                               =========== ===========
   Diluted                                     12,425,936   9,820,496
                                               =========== ===========






              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
       PRODUCTION, PRICES, OPERATING EXPENSES, EBITDAX AND OTHER

                                                  Three Months Ended
                                                    September 30,
                                               -----------------------
                                                  2003        2002
                                               ----------- -----------
 Production:
   Natural gas (thousand cubic feet)            1,362,851   1,713,068
   Oil and condensate (barrel)                     35,606      38,247
     Total (thousand cubic feet equivalent)     1,576,487   1,942,550

   Natural gas (thousand cubic feet per day)       14,814      18,620
   Oil and condensate (barrels per day)               387         416
     Total (thousand cubic feet equivalent per
      day)                                         17,136      21,116

 Average sales price:
   Natural gas (per thousand cubic feet)            $5.29       $3.49
   Oil and condensate (per barrel)                 $29.23      $27.07
     Total (per thousand cubic feet equivalent)     $5.23       $3.61

 Selected data per Mcfe:
   Production and severance taxes                   $0.37       $0.25
   Lease operating expenses                         $0.67       $0.30
   General and administrative expenses              $0.24       $0.21
   Depreciation, depletion and amortization of
    natural gas and oil properties                  $1.12       $1.21

 EBITDAX (1)                                   $8,005,314  $5,587,174

(1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities and sale of assets. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.



    A reconciliation of EBITDAX to income from operations for the periods indicated is presented below.




                                                  Three Months Ended
                                                    September 30,
                                               -----------------------
                                                  2003        2002
                                               ----------- -----------
 Income from operations                        $3,155,461    $622,333
 Exploration expenses                           1,356,113   2,539,932
 Depreciation, depletion and amortization       1,793,836   2,388,759
 Gain on sale of marketable securities            645,299           -
 Gain on sale of assets and other               1,054,605      36,150
                                               ----------- -----------
   EBITDAX                                     $8,005,314  $5,587,174
                                               =========== ===========

    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901